                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date Of Report (Date Of Earliest Event Reported): August 29, 2001

                         ENSTAR INCOME PROGRAM II-1 L.P.
                         -------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                                     Georgia
                                     -------
                 (State or other jurisdiction of incorporation)

                  0-14508                             58-1628877
      ---------------------------          -------------------------------------
          (Commission File Number)         (I.R.S. Employer Identification No.)

                      c/o Enstar Communications Corporation
               12405 Powerscourt Drive, St. Louis, Missouri 63131
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (314) 965-0555

Item 2.       Acquisition or Disposition of Assets.

         The Partnership, together with certain affiliates (collectively, the "Selling Partnerships"), entered into an asset purchase agreement (the "Illinois Agreement"), dated August 29, 2001, with certain indirect subsidiaries of Charter Communications, Inc. ("Charter"), a related party, to sell certain assets and liabilities of the Illinois cable systems of the Selling Partnerships. The Illinois Agreement was entered into as the result of an auction process with sealed bids, in which the bid from Charter for an aggregate purchase price of $63.0 million exceeded those of all other bidders. The net assets to be sold under the Illinois Agreement include the Partnership's cable systems in and around Litchfield and Taylorville, Illinois for a total purchase price of $14.7 million. Proceeds from the sale will be used primarily for transaction costs, dissolution expenses and distributions to partners. Each sale transaction outlined in the Illinois Agreement is contingent upon the closing of each of the other Selling Partnerships' sales transactions. The sale is subject to approval by a majority of the holders of the Partnership's outstanding units, approval by the other Selling Partnerships of their respective sales transactions and certain closing conditions, including regulatory approvals. There can be no assurance that this proposed sale will be consummated.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

     Not applicable

(b)  Pro forma financial information.

      The following Unaudited Pro Forma Condensed Financial Statements are based on the historical financial information of Enstar Income Program II-1, L.P. The Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2001 assumes the disposition of certain assets and liabilities of the Partnership's cable systems in and around Litchfield and Taylorville, Illinois as if it had occurred on June 30, 2001. The Unaudited Pro Forma Condensed Statements of Operations for the six months ended June 30, 2001 and year ended December 31, 2000 assume the above disposition occurred on January 1, 2000.

      The Unaudited Pro Forma Condensed Financial Statements of Enstar Income Program II-1, L.P. do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

                        ENSTAR INCOME PROGRAM II-1, L.P.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 2001

                                          HISTORICAL                      PRO FORMA           PRO FORMA
                                        JUNE 30, 2001    DISPOSITIONS    ADJUSTMENTS        JUNE 30, 2001
                                        -------------    ------------    ------------       --------------
                ASSETS
ASSETS:
    Cash                                 $  1,319,700    $         --    $ 14,706,800 (a)   $   16,026,500
    Accounts receivable                        66,200         (66,200)             --                   --
    Prepaid expenses and other assets          38,300         (38,300)             --                   --
    Property, plant and equipment, net      5,805,400      (5,805,400)             --                   --
    Franchise cost, net                        49,800         (49,800)             --                   --
    Due from affiliates                       284,900        (284,900)             --                   --
                                         ------------    ------------    ------------       --------------
                                         $  7,564,300    $ (6,244,600)   $ 14,706,800       $   16,026,500
                                         ============    ============    ============       ==============
  LIABILITIES AND PARTNERSHIP CAPITAL

LIABILITIES:
    Accounts payable                     $     50,600    $    (50,600)   $    588,000 (a)   $      588,000
    Accrued liabilities                       206,500        (206,500)             --                   --
                                         ------------    ------------    ------------       --------------
                                              257,100        (257,100)        588,000              588,000
                                         ------------    ------------    ------------       --------------

PARTNERSHIP CAPITAL                         7,307,200      (5,987,500)     14,118,800 (a)       15,438,500
                                         ------------    ------------    ------------       --------------
                                         $  7,564,300    $ (6,244,600)   $ 14,706,800       $   16,026,500
                                         ============    ============    ============       ==============



(a) Represents proceeds from sale of $14,706,800 which will be used for transaction costs of $588,000, dissolution expenses and distributions to partners. An estimate of Partnership dissolution expenses has not yet been determined. Amounts to be distributed to general and limited partners will be based upon the Agreement of Limited Partnership.

                        ENSTAR INCOME PROGRAM II-1, L.P.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001


                                                              HISTORICAL                         PRO FORMA
                                                            JUNE 30, 2001   DISPOSITION (a)    JUNE 30, 2001
                                                            -------------   ----------------   -------------
REVENUES                                                    $   1,596,600   $     (1,596,600)  $          --
                                                            -------------   ----------------   -------------
OPERATING EXPENSES:
    Service costs                                                 443,400           (443,400)             --
    General and administrative expenses                           149,900           (149,900)             --
    General partner management fees and reimbursed expenses       247,100           (247,100)             --
    Depreciation and amortization                                 379,500           (379,500)             --
                                                            -------------   ----------------   -------------
                                                                1,219,900         (1,219,900)             --
                                                            -------------   ----------------   -------------

OPERATING INCOME                                                  376,700           (376,700)             --

OTHER INCOME (EXPENSE):
    Interest income                                                26,100            (26,100)             --
    Other                                                         (31,000)            31,000              --
                                                            -------------   ----------------   -------------
                                                                   (4,900)             4,900              --
                                                            -------------   ----------------   -------------
NET INCOME                                                  $     371,800   $       (371,800)  $          --
                                                            =============   ================   =============

Net income allocated to General Partners                    $       3,700   $         (3,700)  $          --
                                                            =============   ================   =============
Net income allocated to Limited Partners                    $     368,100   $       (368,100)  $          --
                                                            =============   ================   =============



(a) Represents the results of operations of the Litchfield and Taylorville, Illinois cable systems to be sold.

                        ENSTAR INCOME PROGRAM II-1, L.P.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                HISTORICAL                      PRO FORMA
                                                               DECEMBER 31,                    DECEMBER 31,
                                                                   2000      DISPOSITION (a)       2000
                                                               -----------  ----------------   ------------
REVENUES                                                       $ 3,247,600      $ (3,247,600)   $        --
                                                               -----------  ----------------   ------------

OPERATING EXPENSES:
     Service costs                                                 930,100          (930,100)            --
     General and administrative expenses                           361,700          (361,700)            --
     General partner management fees and reimbursed expenses       516,000          (516,000)            --
     Depreciation and amortization                                 612,600          (612,600)            --
                                                               -----------  ----------------   ------------
                                                                 2,420,400        (2,420,400)            --
                                                               -----------  ----------------   ------------

OPERATING INCOME                                                   827,200          (827,200)            --

OTHER INCOME (EXPENSE):
     Interest income                                               129,400          (129,400)            --
     Other                                                         (39,200)           39,200             --
                                                               -----------  ----------------   ------------
                                                                    90,200           (90,200)            --
                                                               -----------  ----------------   ------------
NET INCOME                                                     $   917,400  $       (917,400)  $         --
                                                               ===========  ================   ============
Net income allocated to General Partners                       $     9,200  $         (9,200)  $         --
                                                               ===========  ================   ============
Net income allocated to Limited Partners                       $   908,200  $       (908,200)  $         --
                                                               ===========  ================   ============



(a) Represents the results of operations of the Litchfield and Taylorville, Illinois cable systems to be sold. A non-recurring gain on sale of $9,855,000, net of transaction costs of approximately $588,000, resulted from the disposition which has not been presented in the unaudited pro forma condensed statement of operations.

(c)  Exhibits

     2.1 Asset Purchase Agreement, dated August 29, 2001, by and between Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC, and Rifkin Acquisitions Partners, LLC and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IV/PBD Systems Venture, and Enstar Cable of Macoupin County

     2.2 Letter of Amendment, dated September 10, 2001, by and between Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC, and Rifkin Acquisitions Partners, LLC and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IV/PBD Systems Venture, and Enstar Cable of Macoupin County



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Enstar Income Program II-1, L.P.

                                   By: Enstar Communications Corporation,
                                   its General Partner

                                   By: /s/ PAUL E. MARTIN
                                       ------------------
                                   Paul E. Martin,
                                   Vice President and Corporate Controller
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)


Dated: September 13, 2001